Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Network-1 Technologies, Inc.

Corey M. Horowitz, Chairman and CEO

(917) 692-0000

NETWORK-1 REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

New Canaan, Connecticut– May 9, 2025 - Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company specializing in the acquisition, development, licensing and monetization of its intellectual property assets, today announced financial results for the first quarter ended March 31, 2025.

Network-1 had revenue of $150,000 for the quarter ended March 31, 2025 as compared to no revenue for the quarter ended March 31, 2024. Revenue in 2025 was from a litigation settlement involving Network-1’s Remote Power Patent. Network-1’s operating expenses decreased by $123,000 in 2025 compared to 2024, primarily due to a decrease of $98,000 in professional fees as a result of a decrease in spending on litigation.

Network-1 reported a net loss of $363,000 or $0.02 per share basic and diluted for the quarter ended March 31, 2025, compared to a net loss of $920,000 or $0.04 per share on a basic and diluted basis for the quarter ended March 31, 2024. Included in the net loss is Network-1’s share of the net loss of its equity investee (ILiAD Biotechnologies, LLC) of $462,000 and $628,000 for the quarters ended March 31, 2025 and 2024, respectively.

Interest and dividend income for the quarter ended March 31, 2025 was $484,000 as compared to $431,000 for the quarter ended March 31, 2024. In addition, in the quarter ended March 31, 2025 Network-1 recorded realized and unrealized gains on marketable securities of $149,000 as compared to $48,000 in the quarter ended March 31, 2024.

On March 31, 2025, Network-1 acquired a patent portfolio from IoT and M2M Technologies, LLC, relating to, among other things, enabling technology to support the interoperability of smart home IoT devices (the “Smart Home Patent Portfolio”). The Smart Home Patent Portfolio currently consists of eight (8) U.S. patents and one (1) international patent as well as eleven (11) U.S. pending patent applications and five (5) pending international patents.

At March 31, 2025, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $39,193,000 and working capital of $38,443,000. Management believes that based on Network-1’s current cash, cash equivalents and marketable securities positions, Network-1 will have sufficient liquidity to fund its operations for the foreseeable future.

On June 14, 2023, Network-1’s Board of Directors authorized an extension and increase of Network-1’s Share Repurchase Program to repurchase up to $5,000,000 of shares of its common stock over the subsequent 24-month period. During the quarter ended March 31, 2025, Network-1 repurchased an aggregate of 106,662 shares of its common stock pursuant to its Share Repurchase Program at a cost of approximately $146,857 (exclusive of commissions) or an average price per share of $1.38. Since inception of its Share Repurchase Program (August 2011) to March 31, 2025, Network-1 has repurchased an aggregate of 10,480,894 shares of its common stock at a cost of approximately $20,130,211 (exclusive of commissions) or an average per share price of $1.92. Combined with the approximate $23,000,000 in dividends paid beginning in 2010 to date, Network-1 has returned, through such dividends and share repurchases, in excess of $43,000,000 to its shareholders.

Network-1’s dividend policy consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which have been paid in March and September of each year. On February 19, 2025, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share which was paid on March 28, 2025 to all shareholders of record as of March 14, 2025. Network-1’s dividend policy undergoes a periodic review by its Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one hundred fourteen (114) U.S. patents and sixteen (16) international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things (“IoT”), certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IT devices. Network-1's current strategy includes efforts to monetize four patent portfolios (the M2M/IoT, HFT, Cox and Smart Home portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through March 31, 2025. Network-1 has achieved licensing and other revenue of $47,150,000 through March 31, 2025 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 28, 2025 including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Google and YouTube involving certain patents within our Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and Smart Home Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, , the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s unaudited condensed consolidated statements of operations and condensed consolidated balance sheet are attached.

For additional details regarding the above referenced highlights, please see Network-1’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024

REVENUE	$150,000	$—

OPERATING EXPENSES:
Costs of revenue	42,000	—
Professional fees and related costs	121,000	219,000
General and administrative	602,000	669,000
Amortization of patents	30,000	30,000

TOTAL OPERATING EXPENSES	795,000	918,000

OPERATING LOSS	(645,000)	(918,000)
OTHER INCOME:
Interest and dividend income, net	484,000	431,000
Net realized and unrealized gain on marketable securities	149,000	48,000
Total other income, net	633,000	479,000

LOSS BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(12,000)	(439,000)

INCOME TAX PROVISION:
Current	—	—
Deferred taxes, net	(111,000)	(147,000)
Total income taxes benefit	(111,000)	(147,000)

INCOME (LOSS) BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	99,000	(292,000)

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(462,000)	(628,000)

NET LOSS	$(363,000)	$(920,000)

Net loss per share:
Basic	$(0.02)	$(0.04)
Diluted	$(0.02)	$(0.04)

Weighted average common shares outstanding:
Basic	22,914,799	23,540,468
Diluted	22,914,799	23,540,468

Cash dividends declared per share	$0.05	$0.05

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,288,000	$13,145,000
Marketable securities, at fair value	26,905,000	27,455,000
Other current assets	194,000	232,000
TOTAL CURRENT ASSETS	39,387,000	40,832,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,589,000	1,205,000
Equity investment	2,875,000	3,337,000
Operating leases right-of-use asset	7,000	27,000
Security deposit	13,000	13,000
Total Other Assets	4,484,000	4,582,000
TOTAL ASSETS	$43,871,000	$45,414,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$706,000	$203,000
Accrued payroll	8,000	292,000
Other accrued expenses	223,000	247,000
Operating lease obligations	7,000	24,000
Total Current Liabilities	944,000	766,000
LONG TERM LIABILITIES:
Deferred tax liability	226,000	337,000
TOTAL LIABILITIES	1,170,000	1,103,000
COMMITMENTS AND CONTINGENCIES (Note G)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 22,882,109 and 22,961,619 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	228,000	229,000
Additional paid-in capital	64,365,000	65,455,000
Accumulated deficit	(21,892,000)	(21,373,000)

TOTAL STOCKHOLDERS’ EQUITY	42,701,000	44,311,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,871,000	$45,414,000